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                                                                    EXHIBIT 8(r)

                                 FUND AGREEMENT

This Agreement dated as of the _____ day of __________, 2002 is made by and among Nationwide Financial Services, Inc. ("NFS") (including any affiliates and/or subsidiaries listed on Exhibit A) and ___________________
("____________"), which serves as adviser and distributor to the mutual funds (the "Funds") listed on Exhibit B.

WHEREAS, NFS or a subsidiary or affiliate thereof (collectively referred to as "NFS Affiliate/Subsidiary") provides administrative and/or recordkeeping services to variable contracts, which may include, but are not limited to, variable annuity contracts, variable life insurance policies and various retirements plans which meet the definition of retirement plans under Sections 401, 403 and 457 of the Internal Revenue Code (the "Code") (collectively, "Contracts"); and

WHEREAS, NFS Affiliate/Subsidiary may issue variable annuity contracts and variable life insurance policies through separate accounts ("Variable Accounts") as listed on Exhibit A; and

WHEREAS, the Contracts allow for the allocation of net amounts received by NFS to sub-accounts which correspond to each Fund for investment in shares of the Funds; and

WHEREAS, selection of a particular sub-account is made by the contract owner or by participants in various types of retirement plans and such contract owners and/or participants may reallocate their investment options among the sub-accounts in accordance with the terms of the Contracts; and

WHEREAS, NFS and ____________ mutually desire the inclusion of the Funds as investment options for the Contracts; and

NOW THEREFORE, NFS and ____________, in consideration of the promises and undertakings described herein, agree that the Funds will be available in products and services provided by NFS subject to the following:

REPRESENTATIONS AND UNDERTAKINGS

REPRESENTATIONS BY NFS

NFS or an NFS Affiliate/Subsidiary agrees to perform certain administrative services ("Services") as listed on Exhibit C.

NFS represents that the NFS Affiliates/Subsidiaries, including Variable Accounts, have been established and are in good standing under the state law in which they were organized. The Variable Accounts are registered under the Investment Company Act of 1940, unless otherwise exempt therefrom.

NFS and its agents shall make no representations concerning the Funds or Fund shares except those contained in the Funds' then current prospectuses, Statements of Additional Information or other documents produced by ____________ (or an entity on its behalf) which contain information about the Funds. NFS agrees to allow a reasonable period of time for ____________ to review any advertising and sales literature drafted by NFS (or agents on its behalf) with respect to the Funds prior to use and prior to submitting such material to any regulator.

NFS acknowledges that the identity of ____________ (and its affiliates' and/or subsidiaries') customers and all information maintained about those customers constitute the valuable property of ____________.

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NFS acknowledges that the services provided for under this Agreement by
____________ are not exclusive and that the same skill will be used in performing services to other companies in similar contexts.

NFS represents that the Contracts marketed as annuity contracts and/or life insurance policies are currently treated as annuity contracts and/or life insurance policies under the appropriate provisions of the Code, and that it shall make every effort to maintain such treatment. NFS will promptly notify ____________ upon having a reasonable basis for believing that the Contracts have ceased to be treated as annuity contracts or life insurance policies, or that the Contracts may not be so treated in the future.

For Contracts issued through the Variable Accounts, NFS represents that each Variable Account is a "segregated asset account" and that interests in each Variable Account are offered exclusively through the purchase of a "variable contract", within the meaning of such terms pursuant to Section 1.817-5(f)(2) of the Federal Tax Regulations, and that it shall make every effort to continue to meet such definitional requirements. NFS shall promptly notify ____________ upon having a reasonable basis for believing that such requirements have ceased to be met or that they may not be met in the future.

REPRESENTATIONS BY

____________ acknowledges that it receives substantial savings as a result of NFS performing those Services listed on Exhibit C on behalf of the Funds.

____________ and its agents shall make no representations about NFS except those contained in publicly available documents or other documents produced by NFS (or an entity on its behalf). ____________ agrees to allow a reasonable period of time for NFS to review any advertising and sales literature drafted by ____________ (or agents on its behalf) with respect to NFS prior to use and prior to submitting such material to any regulator.

____________ acknowledges that the identity of NFS (and its affiliates' and/or subsidiaries') customers and that all information maintained about those customers constitute the valuable property of NFS.

____________ acknowledges that the services provided for under this Agreement by NFS or an NFS Affiliate/Subsidiary are not exclusive and that the same skill will be used in performing services to other companies in similar contexts.

____________ represents that the Funds are currently qualified as regulated investment companies under Subchapter M of the Code, and that the Funds shall make every effort to maintain such qualification. ____________ shall promptly notify NFS upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that they may not qualify as such in the future.

____________ represents that any insurance Funds utilized in the Contracts currently comply with the diversification requirements pursuant to Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations, if required, and that such Funds will make every effort to maintain the Funds' compliance with such diversification requirements, unless the Funds are otherwise exempt from Section 817(h) and/or except as otherwise disclosed in each Fund's prospectus. ____________ will notify NFS promptly upon having a reasonable basis for believing that the Funds have ceased to so qualify, or that the Funds might not so qualify in the future.

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CONFIDENTIALITY

The parties agree to keep confidential all information, documentation and/or data related to this Agreement, except as may be necessary to perform services under this Agreement, as required by law, a court of competent jurisdiction or other governing regulatory body, or as otherwise may be agreed to in writing by the parties. Each party agrees not to use, disclose or distribute to others any consumer non-public personal information, except as necessary to perform the terms of this Agreement or as permitted or required by law. This provision shall survive the termination of this Agreement.

TRADING

Subject to the terms and conditions of this Agreement, NFS shall be appointed to, and agrees to act, as a limited agent of ____________ for the sole purpose of receiving instructions from authorized parties as defined by the Contracts for the purchase and redemption of Fund shares prior to the close of regular trading each Business Day. A "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value as set forth in the Fund's most recent prospectus and Statement of Additional Information. Except as particularly stated in this paragraph, NFS shall have no authority to act on behalf of ____________ or to incur any cost or liability on its behalf.

Until such time as ____________ and NFS are able to utilize the National Securities Clearing Corporation ("NSCC") Defined Contribution Clearing and Settlement ("DCC&S") Fund/SERV system; ____________ will use its best efforts to provide to NFS or its designated agent closing net asset value, change in net asset value, dividend or daily accrual rate information and capital gain information by 7:00 p.m. Eastern Time each Business Day. NFS or its agent shall use this data to calculate unit values. Unit values shall be used to process the same Business Day's contract transactions. Orders derived from, and in amounts equal to, instructions received by NFS prior to the Close of Trading on the New York Stock Exchange on any Business Day ("Day 1") shall be transmitted without modification (except for netting or aggregating such orders) to ____________ by 9:00 A.M. Eastern Time on the next Business Day. Such trades will be effected at the net assets value of each Fund's shares calculated as of the Close of Trading on Day 1. ____________ will not accept any order made on a conditional basis or subject to any delay or contingency. NFS shall only place purchase orders for shares of Funds on behalf of its customers whose addresses recorded on NFS' books are in a state or other jurisdiction in which the Funds are registered or qualified for sale, or are exempt from registration or qualification as confirmed in writing by ____________.

Until such time as ____________ and NFS are able to utilize the DCC&S Fund/SERV system, each party shall, as soon as practicable after its receipt of an instruction or confirmation transmitted, verify its receipt of such instruction or confirmation, and in the absence of such verification such a party to whom an instruction or confirmation is sent shall not be liable for any failure to act in accordance with such instruction or confirmation, and the sending party may not claim that such an instruction or confirmation was received by the other. Each party shall notify the other of any errors, omissions or interruptions in, or delay or unavailability as promptly as possible.

     a) For those purchase orders not transmitted via the DCC&S Fund/SERV system, NFS shall initiate payment to ____________ or its designated agent in federal funds no later than 1:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by ____________ pursuant to this Agreement.

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     b)  For those redemption orders not transmitted via the DCC&S Fund/SERV system, ____________ or its designated agent shall initiate payment in federal funds no later than 1:00 P.M. on the Business Day following the day on which the instructions are treated as having been received by ____________ pursuant to this Agreement.

At such time as ____________ and NFS are able to transmit information via the NSCC's DCC&S Fund/SERV System:

     a) Orders derived from, and in amounts equal to, instructions received by NFS prior to the Close of Trading on Day 1 shall be transmitted without modification (except for netting and aggregation of such orders) via the NSCC's DCC&S Fund/SERV system to ____________ no later than 5:00 A.M. Eastern Time on the Next Business Day. Such trades will be effected at the net asset value of each Fund's shares calculated as of the Close of Trading on Day 1.

     b) ____________ and NFS shall mutually agree there may be instances when orders shall be transmitted to ____________ via facsimile no later than 9:00 A.M. rather than through the DCC&S Fund/SERV system. In such instances, such orders shall be transmitted to ____________ via facsimile no later than 9:00 A.M. Eastern Time on the next Business Day.

     c) With respect to purchase and redemption orders received by ____________ on any Business Day for any Fund, within the time limits set forth in this Agreement, settlement shall occur consistent with the requirements of DCC&S Fund/SERV system.

At such time as ____________ and NFS are able to transmit information via the DCC&S Fund/SERV system; ____________ or its designated agent shall send to NFS, via the DCC&S Fund/SERV system, verification of net purchase or redemption orders or notification of the rejection of such orders ("Confirmations ") on each Business Day for which NFS has transmitted such orders. Such confirmations shall include the total number of shares of each Fund held by NFS following such net purchase or redemption. ____________, or its designated agent, shall submit in a timely manner, such confirmations to the DCC&S Fund/SERV system in order for NFS to receive such confirmations no later than 11:00 A.M. Eastern Time the next Business Day. ____________ or its designated agent will transmit to NFS via DCC&S NETWORKING system those Networking activity files reflecting account activity. In addition, within five (5) business days after the end of each month, ____________ or its affiliate will send NFS a statement of account which shall confirm all transactions made during that particular month in the account.

DOCUMENTS AND OTHER MATERIALS

DOCUMENTS PROVIDED BY NFS

NFS agrees to provide ____________, upon written request, any reports indicating the number of shareholders that hold interests in the Funds and such other information (including books and records) that ____________ may reasonably request or as may be necessary or advisable to enable it to comply with any law, regulation or order.

DOCUMENTS PROVIDED BY

Within five (5) Business Days after the end of each calendar month, ____________ shall provide NFS, or its designee, a monthly statement of account, which shall confirm all transactions made during that particular month.

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____________ shall promptly provide NFS, or cause NFS to be provided with, a reasonable quantity of the Funds' prospectuses, Statements of Additional Information and any supplements thereto.

NOTICE

Each notice required by this Agreement shall be given in writing to:

Nationwide Financial Services, Inc.
One Nationwide Plaza 1-09-V3
Columbus, Ohio 43215
Attention: Securities Officer
Fax Number: 614-249-2112

___________________________

___________________________
Attention: General Counsel
Fax Number:

Any party may change its address by notifying the other party(ies) in writing.

VOTING

For Variable Accounts that are registered under the 1940 Act and so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, NFS shall distribute all proxy material furnished by ____________ (provided that such material is received by NFS or its designated agent at least 10 Business Days prior to the date scheduled for mailing to contract owners) and shall vote Fund shares in accordance with instructions received from the contract owners who have interests in such Fund shares. NFS shall vote the Fund shares for which no instructions have been received in the same proportion as Fund shares for which said instructions have been received from the contract owners, provided that such proportional voting is not prohibited by a contract owner's plan or trust document, if applicable. NFS and its agents will in no way recommend an action in connection with or oppose or interfere with the solicitation of proxies in the Fund shares.

EXPENSES

All expenses incident to the performance by NFS under this Agreement shall be paid by NFS. Likewise, all expenses incident to the performance by ____________ under this Agreement shall be paid by ____________.

NFS shall not bear any of the expenses for the cost of registration of the Funds' shares, preparation of the Funds' prospectuses, proxy materials, and reports and the preparation of other related statements and notices required by law except as otherwise mutually agreed upon by the parties to the Agreement.

Should a Fund no longer be available in an NFS contract, ____________ shall be responsible for any and all expenses incurred as a result of removing such Fund as an available investment option under the Contract.

Should NFS desire to no longer have a Fund available in an NFS contract, NFS shall be responsible for any and all expenses incurred as a result of removing such Fund as an available investment option under the Contract.

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Should a removal of a fund as an available investment option be mutually desired by the parties, the parties agree to equally share any expenses incurred as a result of removing such Fund as an available investment option.

Both NFS and ____________ agree to provide reasonable advance notice of the election to remove a fund as an available investment option in order to permit the parties to file documentation as may be required under applicable law.

CONFLICTS

Each party agrees to inform the other of the existence of, or any potential for, any material conflicts of interest between the parties and any possible implications of the same.

It is agreed that if it is determined by a majority of the members of the Boards of Directors of the Funds, or a majority of the Funds' disinterested Directors, that a material conflict exists caused by NFS, NFS shall at its own expense, take whatever steps are necessary to remedy or eliminate such material conflict.

It is agreed that if it is determined by NFS that a material conflict exists caused by ____________, ____________ shall at its own expense, take whatever steps are necessary to remedy or eliminate such material conflict.

INDEMNIFICATION

Each party shall promptly notify the other party(ies) in writing of any situation which presents or appears to involve a claim which may be the subject of indemnification under this Agreement and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it shall notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party's expense, in defense of such claim. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall admit to wrong-doing nor make any compromise in any action or proceeding which may result in a finding of wrongdoing by the other party without the other party's prior written consent. Any notice given by the indemnifying party to an indemnified party or participation in or control of the litigation of any such claim by the indemnifying party shall in no event be deemed an admission by the indemnifying party of culpability, and the indemnifying party shall be free to contest liability among the parties with respect to the claim.

INDEMNIFICATION BY NFS

NFS agrees to reimburse and/or indemnify and hold harmless ____________ and each of its directors, officers, employees, agents and each person, if any, who controls ____________ within the meaning of the Securities Act of 1933 (the "1933 Act") (collectively, "Affiliated Party") against any losses, claims, damages or liabilities ("Losses") to which ____________ or any such Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

(1) Any untrue statement or alleged untrue statement of any material fact contained in information furnished by NFS;

(2) The omission or alleged omission to state in the Registration Statements, Prospectuses, Informational Brochures or other similar material, a material fact required to be stated therein or necessary to make the statements therein not misleading;

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(3)  Conduct, statements or representations of NFS or its agents, with respect to the sale and distribution of Contracts for which Fund shares are an investment option;

(4) The failure of NFS or an NFS Affiliate/Subsidiary to provide the services and furnish the materials under the terms of this Agreement;

(5) A breach of this Agreement or of any of the representations contained herein; or

(6) Any failure to register Contracts or Variable Account that do not meet any exemptions under federal or state securities laws, state insurance laws or failure to otherwise comply with applicable laws, rules, regulations or orders.

Provided however, that NFS shall not be liable in any such case to the extent that such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to NFS by or on behalf of ____________ specifically for use therein.

NFS shall reimburse any legal or other expenses reasonably incurred by ____________ or any Affiliated Party in connection with investigating or defending any such Losses, provided however, that NFS shall have prior approval of the use of said counsel or the expenditure of said fees.

This indemnity agreement shall be in addition to any liability that NFS may otherwise have.

INDEMNIFICATION BY

____________ agrees to reimburse and/or indemnify and hold harmless NFS and/or NFS Affiliate/Subsidiary and each of its directors, officers, employees, agents and each person, if any, who controls NFS or NFS Affiliate/Subsidiary within the meaning of the Securities Act of 1933 (the "1933 Act") (collectively, "Affiliated Party") against any losses, claims, damages or liabilities ("Losses") to which NFS, NFS Affiliate/Subsidiary or any such Affiliated Party may become subject under the 1933 Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon, but not limited to:

(1) Any untrue statement or alleged untrue statement of any material fact contained in information furnished by ____________, including but not limited to, the Registration statements, Prospectuses, or sales literature of the Funds;

(2) The omission or alleged omission to state in the Registration Statements, Prospectuses, Informational Brochures or other similar material, a material fact required to be stated therein or necessary to make the statements therein no misleading;

(3) ____________'s failure to keep applicable Funds qualified as regulated investment companies as required by the 1940 Act and applicable regulations thereunder, and if applicable, fully diversified as is required by the Code and applicable regulations thereunder;

(4) The failure of ____________ to provide the services and furnish the materials under the terms of this Agreement;

(5) A breach of this Agreement or of any of the representations contained herein; or

(6) A failure to register the Funds under federal or state securities laws or to otherwise comply with such laws, rules, regulations or orders.

Provided however, that ____________ shall not be liable in any such case to the extent that such statement, omission or representation or such alleged statement, alleged omission or alleged representation was made in reliance upon and in conformity with written information furnished to ____________ by or on behalf of NFS specifically for use therein.

____________ shall reimburse any legal or other expenses reasonably incurred by NFS or any Affiliated Party in connection with investigating or defending any such Losses, provided however, that ____________ shall have prior approval of the use of said counsel or the expenditure of said fees.

This indemnity agreement shall be in addition to any liability which ____________ may otherwise have.

SERVICE FEES

In consideration for the Services provided by NFS pursuant to this Agreement, ____________ will calculate and pay, or cause one of its affiliates to pay, and NFS or an NFS Affiliate/Subsidiary that is registered as a broker/dealer, will be entitled to receive from ____________ a fee ("Service Fee"). Such fee will be calculated at an annualized rate equal to the rates shown on Exhibit D of the average daily net assets of each Fund for which NFS performed administrative services during the period in which they were earned.

The Service Fees will be paid to NFS, or its designee, by electronic funds transfer as soon as practicable, but no later than 30 days after the end of the period in which they were earned. If the Fund assets administered by NFS are less than $1 billion as of December 31 of the prior calendar year, the Service Fees will be paid on a quarterly basis. Once assets are greater than $1 billion, the Service Fees will be paid on a monthly basis. The Service Fee payment will be accompanied or preceded by a statement showing the calculation of the amounts being paid by ____________ for the relevant period and such other supporting data as may be reasonably requested by NFS.

The Service Fee shall be paid either by:

    (a)  ____________ or one of its affiliates from general operating funds;

    (b) ____________ or one of its affiliates from funds received pursuant to a shareholder service plan ("Rule 12b-1 Plan") a copy of which is attached as Exhibit E and incorporated herein by reference; or

    (c)  a combination thereof.

The Service Fee shall be calculated as an annualized percentage of the average aggregate amount invested in the Funds for the applicable period. The average aggregate amount shall be computed by totaling the aggregate investment on each business day during the period and dividing by the total number of Business Days during the period.

The parties agree that a Service Fee will be paid to NFS or its designee according to this Agreement with respect to each Fund as long as shares of such Fund are held by an NFS Affiliate/Subsidiary on behalf of the beneficial owners of contracts issued by an NFS Affiliate/Subsidiary. This provision will survive the termination of this Agreement.

NFS and ____________ agree that the Service Fees described in this Agreement are for administrative and distribution services of the Funds only, and do not constitute payment in any manner for investment advisory services for the Fund or for costs of administrative and distribution services on behalf of the Contracts.

MAINTENANCE FEES

____________ recognizes that NFS incurs certain expenses relating to offering the Funds listed in the Nationwide Trust Company Program. To offset these expenses, ____________ shall pay, or cause to be paid, an annual Maintenance Fee of $2,500 for each of the Funds listed in the Nationwide Trust Company Program section on Exhibit D. Nationwide, or its designee, shall invoice ____________ in the fourth

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quarter of each calendar year for the Maintenance Fee due for the upcoming calendar year. The Maintenance Fee shall be payable on the first Business Day of each calendar year.

COMPLIANCE WITH AGREEMENT

The forbearance or neglect of any party to insist upon strict compliance by another party with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other parties, shall not be construed as a waiver of any rights or privileges of any party hereunder. No waiver of any right or privilege of any party arising from any default or failure of performance by any party shall affect the rights or privileges of the other parties in the event of a further default or failure of performance.

TERMINATION

This Agreement shall terminate as to the availability of shares of the Funds for new Contracts:

(1) at the option of NFS or ____________ upon at least 90 days advance written notice to the other;

(2) at any time upon ____________ 's election, if the Funds determine that liquidation of the Funds is in the best interest of the Funds or their beneficial owners. Reasonable advance notice of election to liquidate shall be provided to NFS in order to permit the substitution of Fund shares, if necessary, with shares of another investment company pursuant to the 1940 Act and other applicable securities regulations;

(3) if the applicable annuity contracts and life insurance policies are not treated as annuity contracts or life insurance policies by the applicable regulators or under applicable rules and regulations;

(4) if the Variable Accounts are not deemed "segregated asset accounts" by the applicable regulators or under applicable rules and regulations;

(5) at the option of NFS, if Fund shares are not available for any reason to meet the requirements of Contracts as determined by NFS. Reasonable advance notice of election to terminate (and time to cure) shall be furnished by NFS;

(6) at the option of NFS or ____________, upon institution of relevant formal proceedings against the broker-dealer(s) marketing the Contracts, the Variable Accounts, NFS, an NFS Affiliate/Subsidiary or the Funds by the NASD, the IRS, the Department of Labor, the SEC, state insurance departments or any other regulatory body;

(7) upon a decision by NFS, in accordance with the 1940 Act and applicable regulations, to substitute such Fund shares with the shares of another investment company for Contracts for which the Fund shares have been selected to serve as the underlying investment medium. NFS shall give at least 60 days written notice to ____________ of any proposal to substitute Fund shares;

(8) upon assignment of this Agreement unless such assignment is made with the written consent of each party; and

(9) in the event Fund shares are not registered, issued or sold pursuant to federal law and state securities laws, or such laws preclude the use of Fund shares as an underlying investment medium of Contracts issued or to be issued by an NFS Affiliate/Subsidiary. Prompt written notice shall be given by either party to the other in the event the conditions of this provision occur.

JURISDICTION

This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Ohio, without respect to its choice of law provisions and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

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PARTNERSHIPS/JOINT VENTURES

Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

AMENDMENTS TO THIS AGREEMENT

This Agreement supersedes any and all prior Agreements made by and between the parties. This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the Exhibits, executed by all parties to the Agreement.

EXECUTION

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid and binding obligation, and is enforceable in accordance with its terms. Except as particularly set forth herein, neither party assumes any responsibility hereunder and will not be liable to the other for any damages, loss of data, delay or any other loss whatsoever caused by events beyond its control.

This Agreement may be executed by facsimile signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                      NATIONWIDE FINANCIAL SERVICES, INC.

                                      __________________________________________
                                      By:    William G. Goslee
                                      Title: Vice President
                                             Investment Management Relationships

                                      __________________________________________
                                      By:
                                      Title:

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                                    EXHIBIT A

      This Exhibit corresponds to the Fund Agreement dated __________, 2002

                            REGISTERED BROKER DEALERS
                           Nationwide Securities, Inc.
                   Nationwide Investment Services Corporation

                           AFFILIATES AND SUBSIDIARIES
                        Nationwide Life Insurance Company
                  Nationwide Life and Annuity Insurance Company
                          Nationwide Trust Company, FSB
                      Nationwide Retirement Solutions, Inc.
                      National Deferred Compensation, Inc.

                                VARIABLE ACCOUNTS
                           Nationwide Variable Account
                         Nationwide Variable Account-II
                          Nationwide Variable Account-3
                          Nationwide Variable Account-4
                          Nationwide Variable Account-5
                          Nationwide Variable Account-6
                          Nationwide Variable Account-7
                          Nationwide Variable Account-8
                          Nationwide Variable Account-9
                         Nationwide Variable Account-10
                         Nationwide Variable Account-11
                         Nationwide Variable Account-12
                         Nationwide Variable Account-13
                           Multi-Flex Variable Account
                        Nationwide VA Separate Account-A
                        Nationwide VA Separate Account-B
                        Nationwide VA Separate Account-C
                        Nationwide VA Separate Account-D
                         Nationwide VLI Separate Account
                        Nationwide VLI Separate Account-2
                        Nationwide VLI Separate Account-3
                        Nationwide VLI Separate Account-4
                        Nationwide VLI Separate Account-5
                        Nationwide VLI Separate Account-6
                         Nationwide VL Separate Account
                        Nationwide VL Separate Account-A
                        Nationwide VL Separate Account-B
                        Nationwide VL Separate Account-C
                        Nationwide VL Separate Account-D
                         Nationwide DC Variable Account
                        Nationwide DC variable Account-II
                              NACo Variable Account
                 Nationwide Governmental Plans Variable Account
                Nationwide Governmental Plans Variable Account-II
                   Nationwide Qualified Plans Variable Account
                  Nationwide Private Placement Variable Account
                            Ohio DC Variable Account

                                       11

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                                    EXHIBIT B

       This Exhibit corresponds to the Fund Agreement dated ________, 2002

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                                    EXHIBIT C

                            Services Provided by NFS

Pursuant to the Agreement, NFS shall perform all administrative and shareholder services with respect to the Contracts and Plans, including but not limited to, the following:

1. Maintaining separate records for each Contract owner and each Plan, which shall reflect the Fund shares purchased and redeemed and Fund share balances of such Contract owners and Plans. Nationwide will maintain accounts with each Fund on behalf of Contract owners and Plans, and such account shall be in the name of Nationwide (or its nominee) as the record owner of shares owned by such Contract owners and Plans.

2. Disbursing or crediting to Contract owners and Plans all proceeds of redemptions of shares of the Funds and all dividends and other distributions not reinvested in shares of the Funds.

3. Preparing and transmitting to Contract owners and Plans, as required by law, periodic statements showing the total number of shares owned as of the statement closing date, purchases and redemptions of Fund shares during the period covered by the statement and the dividends and other distributions paid during the statement period (whether paid in cash or reinvested in Fund shares), and such other information as may be required, from time to time, by Contract owners and Plans.

4. Supporting and responding to service inquires from Contract owners and Plans.

5. Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the Services for Contract owners and Plans.

6. Generating written confirmations and quarterly statements to Contract owners and Plan participants.

7. Distributing to Contract owners and Plans, to the extent required by applicable law, Funds' prospectuses, proxy materials, periodic fund reports to shareholders and other materials that the Funds are required by law or otherwise to provide to their shareholders or prospective shareholders.

8. Transmitting purchase and redemption orders to the Funds on behalf of the Contract owners and Plans.

                                    EXHIBIT D
                                TO FUND AGREEMENT

     This Exhibit corresponds with the Fund Agreement dated ________, 2002.

-------------------------------------------------------------------------------------
       BASIS POINTS PER ANNUM
-------------------------------------------------------------------------------------
-  Whatever Fund - Class A (30 Bps)       Funds available for NFS (including any
-  Whatever Fund - Class A (10 Bps)       affiliates and/or subsidiaries)
-  Whatever Fund - Class A (20 Bps)
-------------------------------------------------------------------------------------
-  Whatever Fund- Class A (50 Bps)        Funds Participating in the Nationwide Trust
                                          Company Program
-------------------------------------------------------------------------------------

                             EXHIBIT E (12b-1 PLAN)
                                TO FUND AGREEMENT

      This Exhibit corresponds with the Fund Agreement dated_______, 2002.

                                       15